Exhibit 23(e)(vii) on Form N-1A
                                   Exhibit 1 under Item 601/Reg. S-K
                             Exhibit D
                               to the
                       Distributor's Contract

                        The Huntington Funds
                          Interfund Shares

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             FUNDS                   DATE ADDED TO CONTRACT
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Huntington Money Market Fund            December 1, 2001
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      In consideration of the mutual covenants set forth in the
Distributor's Contract dated December 1, 2001, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood"), the Investment Company executes and delivers this Exhibit with respect to Class of Interfund Shares of the Funds set forth above, effective as of the 30th day of April, 2003.

      Witness the due execution hereof this 30th day of April, 2003.

THE HUNTINGTON FUNDS           EDGEWOOD SERVICES, INC.


By:  /s/ James E. Ostrowski    By:  /s/ Charles L. Davis, Jr.
Name: James E. Ostrowski       Name:Charles L. Davis, Jr.
Title:        Vice President        Title:     Vice President